Exhibit 1.1

Execution Copy

Staples, Inc.

$1,500,000,000 9.750% Senior Notes due 2014

Underwriting Agreement

January 12, 2009

BARCLAYS CAPITAL INC.

BANC OF AMERICA SECURITIES LLC

HSBC SECURITIES (USA) INC.
As Representatives of the several Underwriters
named in Schedule I hereto

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

Staples, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $1,500,000,000 aggregate principal amount of its 9.750% Senior Notes due 2014 (the “Notes”) to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Barclays Capital Inc., Banc of America Securities LLC and HSBC Securities (USA) Inc. are acting as representatives (the “Representatives”).  The Notes will (i) have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof) and (ii) be issued pursuant to an Indenture to be dated as of January 15, 2009 (the “Indenture”) between the Company, the Subsidiary Guarantors (defined below) and HSBC Bank USA, National Association, as Trustee (the “Trustee”).  The Company’s obligations under the Notes and the Indenture will be unconditionally guaranteed (the “Guarantee”) on an unsecured unsubordinated basis by Staples the Office Superstore, LLC, Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc. and Staples the Office Superstore, Limited Partnership (collectively, the “Subsidiary Guarantors”).  This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

1.             Representations, Warranties and Agreements of the Company and the Subsidiary Guarantors.  The Company and the Subsidiary Guarantors represent and warrant to, and agree with, each Underwriter that:

(a)           An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 in respect of the Notes (File No. 333-155855) (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act.  Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission.  For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 5:30 p.m. (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Notes;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 4(a) of this Agreement and substantially in the forms attached in Schedule III-A hereto;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and the final prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement).  Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b)           The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or, to the Company’s knowledge, threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c)           The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Notes.

(d)           The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof.

(e)           The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(f)            The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(g)           The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(h)           The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction; each Subsidiary Guarantor is a corporation, limited liability company or limited partnership, as applicable, has been duly incorporated or formed and is validly existing as a corporation, limited liability company or limited partnership under the laws of the state of its incorporation or formation, with the power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction; and each other Subsidiary (as defined in Section 16 hereof) of the Company has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, or is subject to no material liability or disability by reason of the failure to be in good standing in any such jurisdiction.

(j)            All of the issued shares of capital stock of each Significant Subsidiary (as defined in Section 16 hereof) of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as set forth in the Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(k)           This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and constitutes a valid and binding obligation of the Company and the Subsidiary Guarantors, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l)            The Indenture has been duly authorized and assuming due authorization by the Trustee, when executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, will be a valid and binding agreement of the Company and the Subsidiary Guarantors enforceable against the Company in accordance with its terms and enforceable against the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the Disclosure Package and the Prospectus.

(m)          The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes conform, or will conform, to the description thereof in the Disclosure Package and the Prospectus.

(n)           The Guarantee has been duly authorized for issuance by the Subsidiary Guarantors and, when the Indenture has been duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee and the Notes are duly issued, authenticated and delivered in accordance with this Agreement, will be the valid and binding obligation of the Subsidiary Guarantors, entitled to the benefits of the Indenture and enforceable against the Subsidiary Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Guarantee conforms, or will conform, to the description thereof in the Disclosure Package and the Prospectus.

(o)           The execution, delivery and performance of this Agreement by the Company and the Subsidiary Guarantors, the compliance by the Company and the Subsidiary Guarantors with all of the provisions of this Agreement and the consummation by the Company and the Subsidiary Guarantors of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject nor will such actions result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation, Certificate of Formation, Certificate of Limited Partnership, By-laws, Limited Liability Company Agreement or Limited Partnership Agreement, as applicable, of each of the Significant Subsidiaries of the Company or any order of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries specifically naming the Company or any of the Significant Subsidiaries of the Company or any statute, rule or regulation.

(p)           There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(q)           Neither the Company nor any of its Subsidiaries (i) is in violation of its Certificate of Incorporation or By-laws, or (ii) other than any defaults that singly or in the aggregate will not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries (a “Material Adverse Effect”), is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(r)            No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes, except such as will have been obtained and made under the Securities Act prior to the Closing Date and such as may be required under state securities laws.

(s)           Neither the Company nor any of its Significant Subsidiaries has sustained since the date of the latest audited financial statements included in the Company’s most recent Annual Report on Form 10-K any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus; and, since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, there has not been any material change in the capital stock of the Company (other than pursuant to the Company’s stock award, option or purchase plans or other employee or director benefit plans or stock repurchase plan) or material increase in long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus; and, except as disclosed in or contemplated by the most recent Preliminary Prospectus and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t)            The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the most recent Preliminary Prospectus and the Prospectus or such as do not materially affect the value of such properties in the aggregate and do not interfere with the use made and proposed to be made of such properties in the aggregate by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its Subsidiaries taken as a whole.

(u)           The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus.

(v)           The audited consolidated financial statements of the Company incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all material respects the financial position of the Company at their respective dates, and the results of operations of the Company for the periods covered thereby; the audited consolidated financial statements of the Company incorporated by reference in the most recent Preliminary Prospectus and the Prospectus have been (except insofar as may be expressly stated therein) prepared in accordance with accounting principles generally accepted in the United States in force at the time of preparation of such financial statements and which have been consistently applied.

(w)          The pro forma financial statements of the Company included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions.  The pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus.  The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act.

(x)            (i) Ernst & Young LLP, which has audited certain financial statements and schedule of the Company and its Subsidiaries, and which have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board and (ii) to the knowledge of the Company, PricewaterhouseCoopers Accountants N.V., who have audited certain financial statements of Corporate Express N.V. and its subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, were an independent registered public accounting firm with respect to Corporate Express N.V. within the meaning of the Securities Act.

(y)           Neither the Company nor any of the Subsidiary Guarantors is and, after giving effect to the offering of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(z)            No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(aa)         Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(bb)         Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, which, in any case of (i)-(iv) above, are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(cc)         The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business in all material respects now operated by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(dd)         Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(ee)         There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ff)           Each of the Company and its Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.  The Company’s internal control over financial reporting was effective and provided such reasonable assurance for the preparation of financial statements as of February 2, 2008, and, there have been no changes in the Company’s internal control over financial reporting subsequent to February 2, 2008 that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(gg)         The Company has made the evaluations of the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) required under Rule 13a-15(b) under the Exchange Act and management’s conclusions regarding the effectiveness of such disclosure controls and procedures were included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2008.

(hh)         Neither the Company nor any of its Subsidiaries (other than Corporate Express N.V. and its subsidiaries) nor, to the best of the Company’s knowledge, Corporate Express N.V. or any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its Subsidiaries (other than Corporate Express N.V. and its subsidiaries) and, to the best of the Company’s knowledge, its affiliates (including Corporate Express N.V. and its subsidiaries) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii)           The operations of the Company and its Subsidiaries (other than Corporate Express N.V. and its subsidiaries) and, to the best of the Company’s knowledge, Corporate Express N.V. or any of its subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(jj)           Neither the Company nor any of its Subsidiaries (other than Corporate Express N.V. and its subsidiaries) nor, to the best of the Company’s knowledge, Corporate Express N.V. or any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2.             Purchase of the Notes by the Underwriters.  Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 99.40% of the principal amount of the 9.750% Senior Notes due 2014, plus accrued interest, if any, from January 15, 2009, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3.             Delivery of and Payment for Notes.  Delivery of the Notes will be made at the offices of Dewey & LeBouef LLP, 1301 Avenue of the Americas, New York, NY 10019, or at such place or places as mutually may be agreed upon by the Company and the Representatives, at 10:00 A.M., New York City time, on January 15, 2009 or on such later date not more than three Business Days after such date as may be determined by the Representatives and the Company (the “Closing Date”).

Delivery of the Notes will be made to the Representatives by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds.  Delivery of the Notes will be made through the facilities of The Depository Trust Company unless the Representatives will otherwise instruct.  Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4.             Covenants of the Company and the Subsidiary Guarantors.  The Company and the Subsidiary Guarantors covenant and agree with each Underwriter that:

(a)           The Company (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, without reasonable prior notice thereof being given to the Representatives; (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representatives with copies thereof; (iv) will prepare the Final Term Sheet, substantially in the forms of Schedule III-A hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; (v) will advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use its best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b)           The Company will furnish to each of the Representatives and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(c)           During the period in which the Prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions of this Agreement and by the Prospectus.  If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representatives and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and the Underwriters an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(e)           The Company and the Subsidiary Guarantors agree, whether or not this Agreement is terminated or the sale of the Notes to the Underwriters is consummated, to pay all fees, expenses, costs and charges in connection with:  (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivery of this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(k) hereof; (vi) any rating of the Notes by rating agencies; (vii) any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Notes; (viii) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (ix) any “road show” or other investor presentations relating to the offering of the Notes (including, without limitation, for meetings and travel); and (x) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 4(e).  It is understood, however, that, except as provided in this Section 4(e) or Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Notes.  If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 of this Agreement, or by reason of any failure, refusal or inability on the part of the Company or any of the Subsidiary Guarantors to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Notes for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 8 or if the Underwriters terminate this Agreement under Section 8 of this Agreement), the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including reasonable fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

(f)            Until termination of the offering of the Notes, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(g)           The Company will apply the net proceeds from the sale of the Notes as set forth in the Disclosure Package and the Prospectus.

(h)           During the period beginning from the date hereof and continuing to and including the later of (i) the date on which the Representatives notifies the Company of the termination of trading restrictions for the Notes and (ii) the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, interest rate and other material terms of the Notes); provided that in no event shall such period extend beyond the date that is 45 days after the date of this Agreement.

(i)            The Company will pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(j)            If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representatives and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representatives promptly after reasonable notice thereof.

(k)           The Company will cooperate with the Underwriters and with counsel to the Underwriters in connection with the qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in no event will the Company or the Subsidiary Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(l)            The Company will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(m)          The Company will comply with all agreements set forth in the representation letters of the Company to DTC relating to the acceptance of the Notes for “book-entry” transfer through the facilities of DTC.

(n)           If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(o)           If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

5.             Free Writing Prospectuses.

(a)           The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent shall be deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Notes are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives.

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

6.             Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company and the Subsidiary Guarantors contained herein, to the performance by the Company and the Subsidiary Guarantors of their obligations hereunder and to the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus,  or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ satisfaction.

(b)           No Underwriter shall have been advised by the Company, or shall have discovered and disclosed to the Company, that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material, or omits to state any fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           The Representatives shall have received from Dewey & LeBoeuf LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Notes, Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d)           The Representatives shall have received (i) from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, the opinion, addressed to the Underwriters, dated the Closing Date in substantially the form of Exhibit A-1 hereto and (ii) from Kristin Campbell, Esq., Senior Vice President and General Counsel of the Company, the opinion addressed to the Underwriters, dated the Closing Date in substantially the form of Exhibit A-2 hereto.

(e)           The Representatives shall have received a certificate, dated the Closing Date, signed by the Chairman of the Board or the President or any Executive or Senior Vice President of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company, in which such officers, after reasonable investigation, shall state: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto; (iii) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made within the time periods prescribed by such Rules; (iv) the Registration Statement as of the Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and, on the Closing Date, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus which has not been so set forth and there has been no document required to be filed under the Securities Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so filed; and (vi) no event contemplated by Section 6(f) hereof has occurred.

(f)            Except as described in the most recent Preliminary Prospectus and the Prospectus, (i) neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes or on the terms and in the manner contemplated in the Prospectus.

(g)           Concurrently with the execution of this Agreement, the Representatives shall have received from (i) Ernst & Young LLP, the Company’s independent registered public accounting firm, a “comfort” letter (with respect to the Company) and (ii) PricewaterhouseCoopers Accountants N.V., Corporate Express N.V.’s independent registered public accounting firm, a “comfort” letter (with respect to Corporate Express N.V.) (the “initial comfort letters”) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives (x) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (y) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)           The Representatives shall have received a “bring-down comfort” letter (the “bring-down comfort letters”) from each of (i) Ernst & Young LLP, the Company’s independent registered public accounting firm and (ii) PricewaterhouseCoopers Accountants N.V., Corporate Express N.V.’s independent registered public accounting firm, addressed to the Representatives on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representatives (x) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (y) stating, as of the date of the bring-down comfort letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letters), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letters and (z) confirming in all material respects the conclusions and findings set forth in the initial comfort letters.

(i)            Prior to or on the Closing Date, the Representatives shall have been furnished by the Company such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

(j)            Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications.

(k)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement or clearance of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Notes or on the terms and in the manner contemplated in the Prospectus.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory in form and substance to the Representatives and to counsel for the Underwriters.  The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as the Representatives will reasonably request.

7.             Indemnification and Contribution.  (a)  The Company and the Subsidiary Guarantors will indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any such issuer information, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company and the Subsidiary Guarantors will not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Subsidiary Guarantors by the Representatives, on behalf of any Underwriter, expressly for use therein (which information is specified in Section 12 hereof).

(b)           Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company and the Subsidiary Guarantors against any loss, claim, damage or liability (or any action in respect thereof) to which the Company or the Subsidiary Guarantors may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and the Subsidiary Guarantors promptly after receipt of invoices from the Company and the Subsidiary Guarantors for any legal or other expenses reasonably incurred by the Company and the Subsidiary Guarantors in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Subsidiary Guarantors by the Representatives, on behalf of such Underwriter, expressly for inclusion therein (which information is specified in Section 12 hereof).

(c)           Promptly after receipt by any indemnified party under Section 7(a) or 7(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such claim or action will be brought against any indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that the Underwriters will have the right to employ counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company and the Subsidiary Guarantors under Section 7(a) if (i) the employment thereof has been specifically authorized by the Company and the Subsidiary Guarantors in writing, (ii) the Underwriters will have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company and the Subsidiary Guarantors and in the judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Company and the Subsidiary Guarantors have failed to assume the defense of such action and employ counsel satisfactory to the Underwriters, in which event the reasonable fees and expenses of such separate counsel will be paid by the Company and the Subsidiary Guarantors.  No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d).  Notwithstanding the provisions of this Section 7(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).

(e)           The obligations of the Company and the Subsidiary Guarantors under this Section 7 will be in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 7, to the respective officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

8.             Substitution of Underwriters.  If any Underwriter defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto.  If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes.  If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 of this Agreement.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.

If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Notes of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order that the Company may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and the Company agrees to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which, in the opinion of the Representatives, may thereby be made necessary.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

9.             Termination.  Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(j) and 6(k) of this Agreement, shall have occurred, or (iii) any other condition to the Underwriters’ obligations hereunder is not fulfilled.  Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(e) and 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

10.           Survival of Certain Provisions.  The agreements contained in Sections 7 and 17 of this Agreement and the representations, warranties and agreements of the Company and the Subsidiary Guarantors contained in Sections 1 and 4 of this Agreement will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

11.           Notices.  Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company and the Subsidiary Guarantors, such notice will be in writing by mail, overnight delivery or facsimile transmission addressed to the Company at 500 Staples Drive, Framingham, MA  01702, facsimile number (508) 253-8955, Attention:  Chief Financial Office (with a copy to the General Counsel at the same address), and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, overnight delivery or facsimile transmission addressed to the Representatives in care of Barclays Capital Inc., 745 Seventh Ave, New York, New York  10019, facsimile number (646) 834-8133, Attention:  Debt Capital Markets - Industrial and Consumer/Retail (with a copy to the General Counsel at the same address) and Banc of America Securities LLC, One Bryant Park, NY1-100-18-03, New York, New York 10036, facsimile number (646) 855-5958, Attention: High Grade Transaction Management/Legal.

12.           Information Furnished by Underwriters.  The Underwriters severally confirm that the information appearing in the list of names of each of the Underwriters under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the Prospectus and the statements in the first two paragraphs of the subsection entitled “Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters, referred to in Sections  1(e), 1(f), 1(g), 7(a) and 7(b) of this Agreement.

13.           Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Notes that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.           Nature of Relationship.  The Company acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15.           Parties.  This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company, the Subsidiary Guarantors and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of the officers and directors of the Underwriters and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnification agreement of the Underwriters contained in Section 7 of this Agreement will be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.           Definition of “Business Day”, “Subsidiary” and “Significant Subsidiary”.  For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, (b) “Subsidiary” means “subsidiary” as such term is defined in Rule 405 of the Rules and Regulations and includes both partnerships and corporations and (c) “Significant Subsidiary” means “significant subsidiary” as such term is defined in Rule 405 of the Rules and Regulations.

17.           Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

18.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the Agreement between the Company, the Subsidiary Guarantors and the several Underwriters.

Very truly yours,

STAPLES, INC.

By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance and Treasurer

STAPLES THE OFFICE SUPERSTORE, LLC

By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance and Treasurer

STAPLES THE OFFICE SUPERSTORE EAST, INC.

By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance and Treasurer

STAPLES CONTRACT & COMMERCIAL, INC.

By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance and Treasurer

STAPLES THE OFFICE SUPERSTORE, LIMITED PARTNERSHIP

BY STAPLES INC., ITS GENERAL PARTNER

By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance and Treasurer

Confirmed and accepted as of
the date first above mentioned

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

HSBC SECURITIES (USA) INC.

By:	/s/ Maureen K. Sweeny
Name: Maureen K. Sweeny
Title: Vice President

As Representatives and on behalf of the several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of the Notes to be Purchased

Barclays Capital Inc	$483,333,334

Banc of America Securities LLC	$383,333,333

HSBC Securities (USA) Inc.	$383,333,333

KeyBanc Capital Markets Inc.	$125,000,000

Scotia Capital (USA) Inc.	$50,000,000

PNC Capital Markets LLC	$50,000,000

Keefe, Bruyette & Woods, Inc.	$25,000,000

Total	$1,500,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

• Final Term Sheet, dated January 12, 2009, relating to the Notes, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule III hereto.

SCHEDULE III-A

Final Term Sheet

Filed pursuant to Rule 433

Registration Statement No. 333-155855

January 12, 2009

Staples, Inc.

9.750% Senior Notes due 2014

Issuer:	Staples, Inc.
Guarantor Subsidiaries:	Staples the Office Superstore, LLC, Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc. and Staples the Office Superstore, Limited Partnership
Ratings*:	Baa2/BBB/BBB (Moody’s/S&P/Fitch)
Principal Amount:	$1,500,000,000
Legal Format:	SEC Registered
Trade Date:	January 12, 2009
Settlement Date:	January 15, 2009
Maturity Date:	January 15, 2014
Issue Price:	100.000% of principal amount
Coupon:	9.750%
Benchmark Treasury:	1.500% due December 31, 2013
Spread to Benchmark Treasury:	828.9 basis points (8.289%)
Treasury Yield (Treasury Price):	1.461% (100-06)
All-in Yield:	9.750%
Interest Payment Dates:	Semi-annually on January 15 and July 15, commencing on July 15, 2009
Use of Proceeds:

The net proceeds from this offering will be used to repay the remaining outstanding borrowings under Staples, Inc.’s revolving credit agreement (approximately $668 million) and repay the remaining outstanding borrowings under its 2008 credit agreement (approximately $656 million), which backstops its commercial paper program; the remaining proceeds will be used to pay a portion of its commercial paper debt.

Ratio of Earnings to Fixed Charges:

Giving effect to the issuance of the 9.750% Senior Notes, the Pro Forma Ratio of Earnings to Fixed Charges for the Nine Months Ended November 1, 2008 was in the range of 3.1 to 3.5 and for the Year Ended February 2, 2008 was in the range of 4.5 to 4.9.

Redemption Provisions:
Make-whole call:	At any time at a discount rate of Treasury plus 50 basis points
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Net Proceeds to Issuer:	$1,491,000,000
Joint Book-Running Manager	Barclays Capital Inc. Banc of America Securities LLC HSBC Securities (USA) Inc.
Joint Lead Managers	KeyBanc Capital Markets Inc. Scotia Capital (USA) Inc. PNC Capital Markets LLC Keefe, Bruyette & Woods, Inc.
CUSIP:	855030AJ1

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering.  Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by searching the SEC online database at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-227-2275 Ext. 2663, Banc of America Securities LLC by calling 1-800-294-1322 or HSBC Securities (USA) Inc. by calling 1-866-811-8049.